UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

CABELA'S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska		69160
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2015, the Board of Directors (the “Board”) of Cabela’s Incorporated (the “Company”) amended and restated the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately, such that, solely with respect to the Company’s 2016 annual meeting of stockholders: (a) Section 11 of Article 2 of the Bylaws provides that, to be timely, the required written notice of a director nomination by a stockholder of the Company shall be delivered to or mailed and received at the principal executive offices of the Company during the 30-day period following the day on which the date of the Company’s 2016 annual meeting of stockholders is first publicly announced by the Company; and (b) Section 12 of Article 2 of the Bylaws provides that, to be timely, the required written notice of business to be brought before a meeting of stockholders by a stockholder of the Company shall be delivered to or mailed and received at the principal executive offices of the Company during the 30-day period following the day on which the date of the Company’s 2016 annual meeting of stockholders is first publicly announced by the Company.

The Company has not yet announced the date of the 2016 annual meeting. The Company currently expects that any such announcement will be made by the filing of a Current Report on Form 8-K.

The foregoing description of the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of Cabela’s Incorporated, a copy of which is attached as Exhibit 3 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

3    Amended and Restated Bylaws of Cabela’s Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA'S INCORPORATED

Dated:	January 4, 2016	By:	/s/ Ralph W. Castner
Ralph W. Castner Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

3        Amended and Restated Bylaws of Cabela’s Incorporated